EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 161 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated June 7, 2010 which was filed as Exhibit (i) to Post-Effective Amendment No. 158.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

August 25, 2010 Boston, Massachusetts